EXHIBIT 11
                    NATIONAL SANITARY SUPPLY COMPANY
                 COMPUTATION OF EARNINGS PER SHARE (a)
                              (UNAUDITED)

                                                   Three Months Ended
(thousands, except per share data)                      March 31,
- ----------------------------------               ----------------------
                                                  1996            1995
                                                 -------        -------
Computation of Earnings Per Common
 and Common Equivalent Share
 Net Income                                      $   832        $   759
                                                 =======        =======
Average Number of Shares of
 Common Stock Outstanding                          6,123          6,050
Incremental Effect of
 Unexercised Stock Options                            65             87
                                                 -------        -------
Average Number of Shares of
 Common Stock and Common Stock
 Equivalents Outstanding                           6,188          6,137
                                                 =======        =======
Earnings per Common and Common
 Equivalent Share                                $  0.13        $  0.12
                                                 =======        =======
Computation of Earnings Per Common
 Share Assuming Full Dilution
 Net Income                                      $   832        $   759
                                                 =======        =======
Average Number of Shares of
 Common Stock Outstanding                          6,123          6,050
Incremental Effect of
 Unexercised Stock Options                           100             88
                                                 -------        -------
Average Number of Shares of
 Common Stock assuming
 Full Dilution                                     6,223          6,138
                                                 =======        =======
Earnings Per Common Share
 Assuming Full Dilution                          $  0.13        $  0.12
                                                 =======        =======
(a)  This calculation is submitted in accordance with the Securities Exchange Act of
1934.  Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.
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